Exhibit 99.1
STRYKER REPORTS SECOND QUARTER 2022 OPERATING RESULTS

Kalamazoo, Michigan - July 26, 2022 - Stryker (NYSE:SYK) reported operating results for the second quarter of 2022:
Second Quarter Results
•Reported net sales increased 4.6% to $4.5 billion
•Organic net sales increased 6.1%
•Reported operating income margin of 17.2%
•Adjusted operating income margin(1) contracted 220 bps to 23.7%
•Reported EPS increased 11.0% to $1.72
•Adjusted EPS(1) of $2.25 in line with 2021

	Second Quarter Net Sales Growth Overview
	Reported	Foreign Currency Exchange	Constant Currency	Acquisitions / Divestitures	Organic
MedSurg and Neurotechnology	8.0%	(2.6)%	10.6%	2.7%	7.9%
Orthopaedics and Spine	0.5	(3.4)	3.9	—	3.9
Total	4.6%	(3.0)%	7.6%	1.5%	6.1%
"Despite supply shortages we delivered solid organic sales growth in Q2," said Kevin A. Lobo, Chair and CEO. "Negative foreign currency and inflation, including spot buys of materials pressured our adjusted earnings. We are confident in our full year outlook for revenue; however, we are expecting continued adjusted EPS challenges due to worsening foreign exchange and other macroeconomic conditions."
Sales Analysis
Consolidated net sales of $4.5 billion increased 4.6% in the quarter and 7.6% in constant currency. Organic net sales increased 6.1% in the quarter including 7.5% from increased unit volume partially offset by 1.4% from lower prices.
MedSurg and Neurotechnology net sales of $2.5 billion increased 8.0% in the quarter and 10.6% in constant currency. Organic net sales increased 7.9% in the quarter including 7.8% from increased unit volume and 0.1% from higher prices.
Orthopaedics and Spine net sales of $1.9 billion increased 0.5% in the quarter and 3.9% in constant currency. Organic net sales increased 3.9% in the quarter including 7.1% from increased unit volume partially offset by 3.2% from lower prices.
Earnings Analysis
Reported net earnings of $656 million increased 10.8% in the quarter. Reported net earnings per diluted share of $1.72 increased 11.0% in the quarter. Reported gross profit margin and reported operating income margin were 62.9% and 17.2% in the quarter. Reported net earnings include certain items, such as charges for acquisition and integration-related activities, the amortization of purchased intangible assets, asset write-offs and impairments and restructuring-related and other charges, costs to comply with certain medical device regulations, recall-related matters, regulatory and legal matters and tax matters. Excluding the aforementioned items, adjusted gross profit margin(1) was 63.3% in the quarter, and adjusted operating income margin(1) was 23.7% in the quarter. Adjusted net earnings(1) of $860 million decreased 0.1% in the quarter. Adjusted net earnings per diluted share(1) of $2.25 was in line with 2021.
2022 Outlook
Considering our second quarter results, the strong order book for capital equipment and the sales momentum in our implant businesses, we now expect full year 2022 organic net sales growth to be in the range of 8% to 9%. If foreign currency exchange rates hold near current levels, we expect net sales in the full year will be adversely impacted by approximately 2% to 3% and adjusted net earnings per diluted share(2) will be adversely impacted by approximately $0.25 to $0.30 in the full year. Based on our performance in the second quarter including consideration of the continued supply chain challenges and the inflationary environment, together with our increased sales guidance and continued financial discipline, and most significantly, the anticipated future impact of foreign currency, we now expect adjusted net earnings per diluted share(2) in the range of $9.30 to $9.50 per share.
(1) A reconciliation of the non-GAAP financial measures: adjusted gross profit margin, adjusted operating income and adjusted operating income margin, adjusted net earnings and adjusted net earnings per diluted share, to the most directly comparable GAAP measures: gross profit margin, operating income and operating income margin, net earnings and net earnings per diluted share, and other important information accompanies this press release.
(2) We are unable to present a quantitative reconciliation of our expected net earnings per diluted share to expected adjusted net earnings per diluted share as we are unable to predict with reasonable certainty and without unreasonable effort the impact and timing of restructuring-related and other charges, acquisition-related expenses and fair value adjustments to inventory and the outcome of certain regulatory, legal and tax matters. The financial impact of these items is uncertain and is dependent on various factors, including timing, and could be material to our Consolidated Statements of Earnings.

Conference Call on Tuesday, July 26, 2022
As previously announced, Stryker will host a conference call on Tuesday, July 26, 2022 at 4:30 p.m., Eastern Time, to discuss the Company's operating results for the quarter ended June 30, 2022 and provide an operational update.
Please register for this conference call at: https://ige.netroadshow.com/registration/q4inc/11019/stryker/#39s-q2-2022-earnings-call/. After registering, a confirmation will be sent via email, including dial-in details and unique conference call access codes required for call entry. Registration is open throughout the live call. To ensure you are connected prior to the beginning of the call, the Company suggests registering a minimum of 15 minutes before the start of the call.
A simultaneous webcast of the call will be accessible via the Investor Relations page of the Company's website at www.stryker.com. For those not planning to ask a question of management, the Company recommends listening via the webcast. Please allow 15 minutes to register, download and install any necessary software.
Following the conference call, a replay will be available at (866) 813-9403 (Toll Free) or (929) 458-6194 (International). The replay passcode is 064681. An archive of the webcast will also be available on the Company's website two hours after the live call ends.
Caution Concerning Forward-Looking Statements
This press release contains information that includes or is based on forward-looking statements within the meaning of the federal securities law that are subject to various risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in such statements. Such factors include, but are not limited to: the impact on our operations and financial results of the COVID-19 pandemic and any related policies and actions by governments or other third parties; unexpected liabilities, costs, charges or expenses in connection with the acquisition of Vocera Communications, Inc. (Vocera); the effects of the Vocera transaction on the relationships of the parties with employees, customers, other business partners or governmental entities; weakening of economic conditions that could adversely affect the level of demand for our products; pricing pressures generally, including cost-containment measures that could adversely affect the price of or demand for our products; changes in foreign exchange markets; legislative and regulatory actions; unanticipated issues arising in connection with clinical studies and otherwise that affect United States Food and Drug Administration approval of new products, including Vocera products; potential supply disruptions; changes in reimbursement levels from third-party payors; a significant increase in product liability claims; the ultimate total cost with respect to recall-related matters; the impact of investigative and legal proceedings and compliance risks; resolution of tax audits; the impact of the federal legislation to reform the United States healthcare system; costs to comply with medical device regulations; changes in financial markets; changes in the competitive environment; our ability to integrate and realize the anticipated benefits of acquisitions in full or at all or within the expected timeframes, including the acquisition of Vocera; our ability to realize anticipated cost savings; and potential negative impacts resulting from environmental, social and governance (ESG) and sustainability related matters. Additional information concerning these and other factors is contained in our filings with the United States Securities and Exchange Commission, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. We disclaim any intention or obligation to publicly update or revise any forward-looking statement to reflect any change in our expectations or in events, conditions or circumstances on which those expectations may be based, or that affect the likelihood that actual results will differ from those contained in the forward-looking statements.
Stryker is one of the world's leading medical technology companies and, together with its customers, is driven to make healthcare better. The company offers innovative products and services in Medical and Surgical, Neurotechnology, Orthopaedics and Spine that help improve patient and hospital outcomes. Alongside its customers around the world, Stryker impacts more than 100 million patients annually. More information is available at www.stryker.com.

For investor inquiries please contact:
Jason Beach, Vice President, Investor Relations at 269-385-2600 or jason.beach@stryker.com

For media inquiries please contact:
Yin Becker, Vice President, Chief Corporate Affairs Officer at 269-385-2600 or yin.becker@stryker.com

STRYKER CORPORATION
For the Three and Six Months June 30
(Unaudited - Millions of Dollars, Except Per Share Amounts)
CONSOLIDATED STATEMENTS OF EARNINGS

	Three Months			Six Months
	2022	2021	% Change	2022	2021	% Change
Net sales	$4,493	$4,294	4.6%	$8,768	$8,247	6.3%
Cost of sales	1,667	1,522	9.5	3,208	2,966	8.2
Gross profit	$2,826	$2,772	1.9%	$5,560	$5,281	5.3%
% of sales	62.9%	64.6%		63.4%	64.0%
Research, development and engineering expenses	351	310	13.2	764	598	27.8
Selling, general and administrative expenses	1,539	1,505	2.3	3,249	3,080	5.5
Recall charges	4	76	nm	18	82	nm
Amortization of intangible assets	160	149	7.4	310	330	(6.1)
Total operating expenses	$2,054	$2,040	0.7%	$4,341	$4,090	6.1%
Operating income	$772	$732	5.5%	$1,219	$1,191	2.4%
% of sales	17.2%	17.0%		13.9%	14.4%
Other income (expense), net	(52)	(70)	(25.7)	(113)	(162)	(30.2)
Earnings before income taxes	$720	$662	8.8%	$1,106	$1,029	7.5%
Income taxes	64	70	(8.6)	127	135	(5.9)
Net earnings	$656	$592	10.8%	$979	$894	9.5%
Net earnings per share of common stock:
Basic	$1.73	$1.57	10.2%	$2.59	$2.37	9.3%
Diluted	$1.72	$1.55	11.0%	$2.56	$2.34	9.4%
Weighted-average shares outstanding (in millions):
Basic	378.3	376.9		378.0	376.6
Diluted	382.2	382.3		382.5	382.0

CONDENSED CONSOLIDATED BALANCE SHEETS
	June 30	December 31
	2022	2021
Assets
Cash and cash equivalents	$1,044	$2,944
Marketable securities	83	75
Accounts receivable, net	3,145	3,022
Inventories	3,749	3,314
Prepaid expenses and other current assets	804	662
Total current assets	$8,825	$10,017
Property, plant and equipment, net	2,803	2,833
Goodwill and other intangibles, net	20,360	17,758
Noncurrent deferred income tax assets	1,625	1,760
Other noncurrent assets	2,419	2,263
Total assets	$36,032	$34,631
Liabilities and shareholders' equity
Current liabilities	$4,404	$4,549
Long-term debt, excluding current maturities	13,374	12,472
Income taxes	787	913
Other noncurrent liabilities	1,793	1,820
Shareholders' equity	15,674	14,877
Total liabilities and shareholders' equity	$36,032	$34,631

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
	Six Months
	2022	2021
Operating activities
Net earnings	$979	$894
Depreciation	185	187
Amortization of intangible assets	310	330
Changes in operating assets, liabilities, income taxes payable and other, net	(742)	(81)
Net cash provided by operating activities	$732	$1,330
Investing activities
Acquisitions, net of cash acquired	$(2,563)	$(104)
Purchases of property, plant and equipment	(262)	(189)
Other investing, net	(9)	(5)
Net cash used in investing activities	$(2,834)	$(298)
Financing activities
Borrowings (payments) of debt, net	$872	$(1,153)
Payments of dividends	(525)	(475)
Other financing, net	(107)	(101)
Net cash provided by (used in) financing activities	$240	$(1,729)
Effect of exchange rate changes on cash and cash equivalents	(38)	(5)
Change in cash and cash equivalents	$(1,900)	$(702)

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STRYKER CORPORATION
For the Three and Six Months June 30
(Unaudited - Millions of Dollars)

SALES GROWTH ANALYSIS
	Three Months				Six Months
			Percentage Change				Percentage Change
	2022	2021	As Reported	Constant Currency	2022	2021	As Reported	Constant Currency
Geographic:
United States	$3,311	$3,100	6.8%	6.8%	$6,416	$5,884	9.0%	9.0%
International	1,182	1,194	(1.0)	9.7	2,352	2,363	(0.5)	7.8
Total	$4,493	$4,294	4.6%	7.6%	$8,768	$8,247	6.3%	8.7%
Segment:
MedSurg and Neurotechnology	$2,549	$2,359	8.0%	10.6%	$4,972	$4,550	9.3%	11.3%
Orthopaedics and Spine	1,944	1,935	0.5	3.9	3,796	3,697	2.7	5.4
Total	$4,493	$4,294	4.6%	7.6%	$8,768	$8,247	6.3%	8.7%

SUPPLEMENTAL SALES GROWTH ANALYSIS
	Three Months
					United States	International
			Percentage Change
	2022	2021	As Reported	Constant Currency	As Reported	As Reported	Constant Currency
MedSurg and Neurotechnology:
Instruments	$563	$517	8.9%	11.3%	12.3%	(3.1)%	7.7%
Endoscopy	600	518	15.7	18.2	16.2	13.8	25.8
Medical	666	640	4.1	6.2	10.0	(14.6)	(6.1)
Neurovascular	306	301	1.6	7.2	(1.8)	3.7	12.9
Neuro Cranial	337	310	8.5	10.3	9.4	4.1	14.7
Other	77	73	5.8	5.8	4.9	68.5	74.5
	$2,549	$2,359	8.0%	10.6%	10.9%	(0.1)%	9.9%
Orthopaedics and Spine:
Knees	$500	$474	5.5%	8.7%	5.3%	6.2%	18.6%
Hips	364	353	3.2	7.6	4.5	1.2	13.0
Trauma and Extremities	676	674	0.2	3.4	3.1	(6.5)	4.4
Spine	290	307	(5.1)	(2.3)	(3.6)	(8.9)	1.0
Other	114	127	(10.8)	(7.3)	(13.8)	0.1	16.3
	$1,944	$1,935	0.5%	3.9%	1.6%	(2.0)%	9.5%
Total	$4,493	$4,294	4.6%	7.6%	6.8%	(1.0)%	9.7%

	Six Months
					United States	International
			Percentage Change
	2022	2021	As Reported	Constant Currency	As Reported	As Reported	Constant Currency
MedSurg and Neurotechnology:
Instruments	$1,091	$986	10.7%	12.7%	14.3%	(1.4)%	7.0%
Endoscopy	1,138	987	15.3	17.5	17.1	9.2	18.9
Medical	1,330	1,262	5.4	7.0	10.5	(10.7)	(4.3)
Neurovascular	607	590	2.7	6.9	(1.6)	5.4	12.2
Neuro Cranial	660	591	11.6	13.1	13.5	3.8	11.7
Other	146	134	8.8	8.8	8.1	57.6	60.7
	$4,972	$4,550	9.3%	11.3%	12.4%	0.8%	8.5%
Orthopaedics and Spine:
Knees	$964	$886	8.8%	11.5%	10.9%	3.2%	13.1%
Hips	691	662	4.5	8.1	6.3	1.5	10.9
Trauma and Extremities	1,361	1,314	3.6	6.2	6.7	(3.7)	4.8
Spine	569	585	(2.6)	(0.3)	(0.1)	(8.5)	(0.7)
Other	211	250	(15.5)	(13.0)	(18.4)	(5.5)	5.9
	$3,796	$3,697	2.7%	5.4%	4.7%	(1.9)%	7.2%
Total	$8,768	$8,247	6.3%	8.7%	9.0%	(0.5)%	7.8%
Note: The three and six months 2022 had the same number of selling days as 2021.

SUPPLEMENTAL INFORMATION - RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
We supplement the reporting of our financial information determined under accounting principles generally accepted in the United States (GAAP) with certain non-GAAP financial measures, including: percentage sales growth; percentage sales growth in constant currency; percentage organic sales growth; adjusted gross profit; adjusted selling, general and administrative expenses; adjusted research, development and engineering expenses; adjusted operating income; adjusted other income (expense), net; adjusted effective income tax rate; adjusted net earnings; adjusted net earnings per diluted share (Diluted EPS); free cash flow; and free cash flow conversion. We believe these non-GAAP financial measures provide meaningful information to assist investors and shareholders in understanding our financial results and assessing our prospects for future performance. Management believes percentage sales growth in constant currency and the other adjusted measures described above are important indicators of our operations because they exclude items that may not be indicative of or are unrelated to our core operating results and provide a baseline for analyzing trends in our underlying businesses. Management uses these non-GAAP financial measures for reviewing the operating results of reportable business segments and analyzing potential future business trends in connection with our budget process and bases certain management incentive compensation on these non-GAAP financial measures.
To measure percentage sales growth in constant currency, we remove the impact of changes in foreign currency exchange rates that affect the comparability and trend of sales. Percentage sales growth in constant currency is calculated by translating current and prior year results at the same foreign currency exchange rate. To measure percentage organic sales growth, we remove the impact of changes in foreign currency exchange rates, acquisitions and divestitures, which affect the comparability and trend of sales. Percentage organic sales growth is calculated by translating current year and prior year results at the same foreign currency exchange rate excluding the impact of acquisitions and divestitures. To measure earnings performance on a consistent and comparable basis, we exclude certain items that affect the comparability of operating results and the trend of earnings. To measure free cash flow, we adjust cash provided by operating activities by the amount of purchases of property, plant and equipment and proceeds from long-lived asset disposals and remove the impact of certain legal settlements and recall payments. To measure free cash flow conversion we divide free cash flow by adjusted net earnings.
Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names. These adjusted financial measures should not be considered in isolation or as a substitute for reported sales growth, gross profit, selling, general and administrative expenses, research, development and engineering expenses, operating income, other income (expense), net, effective income tax rate, net earnings and net earnings per diluted share, the most directly comparable GAAP financial measures. These non-GAAP financial measures are an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the reconciliations to corresponding GAAP financial measures below, provide a more complete understanding of our business. We strongly encourage investors and shareholders to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.
The following reconciles the non-GAAP financial measures discussed above with the most directly comparable GAAP financial measures. The weighted-average diluted shares outstanding used in the calculation of non-GAAP net earnings per diluted share are the same as those used in the calculation of reported net earnings per diluted share for the respective period.

STRYKER CORPORATION
For the Three and Six Months June 30
(Unaudited - Millions of Dollars, Except Per Share Amounts)
Reconciliation of Non-GAAP Financial Measures to the Most Directly Comparable GAAP Financial Measures
Three Months 2022	Gross Profit	Selling, General & Administrative Expenses	Research, Development & Engineering Expenses	Operating Income	Other Income (Expense), Net	Net Earnings	Effective Tax Rate	Diluted EPS
Reported	$2,826	$1,539	$351	$772	$(52)	$656	8.9%	$1.72
Reported percent net sales	62.9%	34.3%	7.8%	17.2%	(1.2)%	14.6%
Acquisition and integration-related costs (a)
Inventory stepped-up to fair value	7	—	—	7	—	5	0.1	0.01
Other acquisition and integration-related	—	(30)	—	30	—	23	0.4	0.06
Amortization of purchased intangible assets	—	—	—	160	—	124	2.0	0.33
Restructuring-related and other charges (b)	8	(54)	—	62	—	56	(0.4)	0.15
Medical device regulations (c)	2	(2)	(28)	32	—	26	0.2	0.07
Recall-related matters (d)	—	—	—	4	—	3	0.1	—
Regulatory and legal matters (e)	—	4	—	(4)	—	(4)	—	(0.02)
Tax matters (f)	—	—	—	—	(12)	(29)	2.6	(0.07)
Adjusted	$2,843	$1,457	$323	$1,063	$(64)	$860	13.9%	$2.25
Adjusted percent net sales	63.3%	32.4%	7.2%	23.7%	(1.4)%	19.1%

Three Months 2021	Gross Profit	Selling, General & Administrative Expenses	Research, Development & Engineering Expenses	Operating Income	Other Income (Expense), Net	Net Earnings	Effective Tax Rate	Diluted EPS
Reported	$2,772	$1,505	$310	$732	$(70)	$592	10.6%	$1.55
Reported percent net sales	64.6%	35.0%	7.2%	17.0%	(1.6)%	13.8%
Acquisition and integration-related costs (a)
Inventory stepped-up to fair value	58	—	—	58	—	43	0.6	0.11
Other acquisition and integration-related	—	(62)	—	62	—	51	0.1	0.13
Amortization of purchased intangible assets	—	—	—	149	—	113	1.4	0.29
Restructuring-related and other charges (b)	2	(16)	—	17	—	15	(0.1)	0.03
Medical device regulations (c)	—	—	(26)	26	—	21	0.1	0.06
Recall-related matters (d)	—	—	—	76	—	68	(0.4)	0.18
Regulatory and legal matters (e)	—	9	—	(9)	(3)	(12)	0.3	(0.03)
Tax matters (f)	—	—	—	—	—	(30)	4.4	(0.07)
Adjusted	$2,832	$1,436	$284	$1,111	$(73)	$861	17.0%	$2.25
Adjusted percent net sales	66.0%	33.4%	6.6%	25.9%	(1.7)%	20.1%

Six Months 2022	Gross Profit	Selling, General & Administrative Expenses	Research, Development & Engineering Expenses	Operating Income	Other Income (Expense), Net	Net Earnings	Effective Tax Rate	Diluted EPS
Reported	$5,560	$3,249	$764	$1,219	$(113)	$979	11.5%	$2.56
Reported percent net sales	63.4%	37.1%	8.7%	13.9%	(1.3)%	11.2%
Acquisition and integration-related costs (a)
Inventory stepped-up to fair value	12	—	—	12	—	9	0.1	0.02
Other acquisition and integration-related	—	(174)	—	174	—	128	2.0	0.33
Amortization of purchased intangible assets	—	—	—	310	—	239	2.6	0.63
Restructuring-related and other charges (b)	10	(82)	(79)	171	—	140	0.6	0.37
Medical device regulations (c)	2	(2)	(56)	60	—	50	0.2	0.13
Recall-related matters (d)	—	—	—	18	—	14	0.2	0.04
Regulatory and legal matters (e)	—	(33)	—	33	—	24	0.4	0.06
Tax matters (f)	—	—	—	—	(12)	29	(3.7)	0.08
Adjusted	$5,584	$2,958	$629	$1,997	$(125)	$1,612	13.9%	$4.22
Adjusted percent net sales	63.7%	33.7%	7.2%	22.8%	(1.4)%	18.4%

Six Months 2021	Gross Profit	Selling, General & Administrative Expenses	Research, Development & Engineering Expenses	Operating Income	Other Income (Expense), Net	Net Earnings	Effective Tax Rate	Diluted EPS
Reported	$5,281	$3,080	$598	$1,191	$(162)	$894	13.1%	$2.34
Reported percent net sales	64.0%	37.3%	7.3%	14.4%	(2.0)%	10.8%
Acquisition and integration-related costs (a)
Inventory stepped-up to fair value	137	—	—	137	—	103	1.1	0.27
Other acquisition and integration-related	—	(232)	—	232	—	180	1.6	0.47
Amortization of purchased intangible assets	—	—	—	330	—	264	1.6	0.69
Restructuring-related and other charges (b)	—	(31)	—	31	11	33	0.3	0.08
Medical device regulations (c)	1	—	(44)	45	—	37	0.2	0.10
Recall-related matters (d)	—	—	—	82	—	73	(0.3)	0.19
Regulatory and legal matters (e)	—	9	—	(9)	(3)	(12)	0.2	(0.03)
Tax matters (f)	—	—	—	—	—	26	(2.6)	0.07
Adjusted	$5,419	$2,826	$554	$2,039	$(154)	$1,598	15.2%	$4.18
Adjusted percent net sales	65.7%	34.3%	6.7%	24.7%	(1.9)%	19.4%

(a)	Charges represent certain acquisition and integration-related costs associated with acquisitions.
(b)
Charges represent the costs associated with the termination of sales relationships in certain countries, workforce reductions, elimination of product lines, certain long-lived and intangible asset write-offs and impairments and associated costs and other restructuring-related activities.

(c)	Charges represent the costs specific to updating our quality system, product labeling, asset write-offs and product remanufacturing to comply with the medical device reporting regulations and other requirements of the new medical device regulations in the European Union and China.
(d)	Charges represent changes in our best estimate of the minimum end of the range of probable loss to resolve certain recall-related matters.
(e)	Our best estimate of the minimum of the range of probable loss to resolve certain regulatory or other legal matters and the amount of favorable awards from settlements.
(f)	Benefits and charges represent the accounting impact of certain significant and discrete tax items, including adjustments related to the transfer of certain intellectual properties between tax jurisdictions.

Six Months	2022	2021
Cash provided by operating activities	$732	$1,330
Net earnings	979	894
Conversion	74.8%	148.8%

Cash provided by operating activities	$732	$1,330
Purchases of property, plant and equipment	(262)	(189)
Proceeds from long-lived asset disposals	2	7
Recall payments	19	163
Free cash flow	$491	$1,311
Adjusted net earnings	1,612	1,598
Free cash flow conversion	30.5%	82.0%